UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2023

Acurx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40536	82-3733567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

259 Liberty Avenue, Staten Island, NY 10305

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (917) 533-1469

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACXP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On November 15, 2023, Acurx Pharmaceuticals, Inc. (the “Company”) entered into a sales agreement (the “Sales Agreement” and such transactions contemplated thereby, the “ATM Program”) with A.G.P./Alliance Global Partners (the “Sales Agent”), pursuant to which the Company may offer and sell, from time to time, shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $17.0 million through the Sales Agent, acting as agent.

Pursuant to the Sales Agreement, sales of the Shares may be made by any method permitted that is deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), in ordinary brokers’ transactions, to or through a market maker, on or through The Nasdaq Capital Market or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions or through a combination of any such methods of sale. Under the Sales Agreement, the Sales Agent will be entitled to compensation of 3.0% of the gross offering proceeds of all Shares sold through it pursuant to the Sales Agreement. The Company also will reimburse the Sales Agent for certain specified expenses in connection with entering into the Sales Agreement. The Company has no obligation to sell any of the Shares under the Sales Agreement and may at any time and from time to time suspend the offering of the Shares under the Sales Agreement.

The Sales Agreement contains customary representations, warranties and covenants by the Company. The Company also agreed to provide indemnification and contribution to the Sales Agent against certain liabilities, including under the Securities Act and the Securities Exchange Act of 1934, as amended. From time to time, in the ordinary course of business, the Sales Agent has provided, and in the future may provide, various financial advisory and investment banking services to the Company, for which they have received or will receive customary fees and reimbursement of expenses.

Any sales of Shares under the Sales Agreement will be made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-265956), including the related prospectus, filed with the Securities and Exchange Commission on July 1, 2022 and declared effective on July 11, 2022, as supplemented by the prospectus supplement, dated November 15, 2023, and any applicable additional prospectus supplements related to the ATM Program that form a part of the Registration Statement.

The foregoing description of certain provisions of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the validity of the Shares to be issued pursuant to the Sales Agreement is filed herewith as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares under the Sales Agreement, nor shall there be any sale of such Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Sales Agreement, dated as of November 15, 2023, between the Company and A.G.P./Alliance Global Partners.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Mintz (included in Exhibit 5.1).

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acurx Pharmaceuticals, Inc.

Date: November 15, 2023	By:	/s/ David P. Luci
		Name:	David P. Luci
		Title:	President and Chief Executive Officer